Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150

Herndon, VA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198727) of HC2 Holdings, Inc. of our report dated December 8, 2014, relating to the consolidated financial statements which appear in this Form 8-K/A.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 8, 2014